Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
FAX (801) 365-4855
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2017 Second Quarter Results
SALT LAKE CITY, August 1, 2017 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States, announced operating results for the three and six months ended June 30, 2017.
Highlights for the three months ended June 30, 2017:

•	Achieved net income attributable to common stockholders of $0.69 per diluted share, representing a 4.5% increase compared to the same period in 2016.

•
Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.08 per diluted share. Excluding non-cash interest, FFO as adjusted was $1.09 per diluted share, representing a 16.0% increase compared to the same period in 2016.

•	Increased same-store revenue by 5.2% and same-store net operating income (“NOI”) by 7.7% compared to the same period in 2016.

•	Reported same-store occupancy of 94.4% as of June 30, 2017, compared to 93.7% as of June 30, 2016.

•	Acquired one operating store and one store at completion of construction ("Certificate of Occupancy store") for a total purchase price of approximately $18.3 million.

•	Acquired one Certificate of Occupancy store with a joint venture partner for a total purchase price of approximately $15.9 million.

•	Paid a quarterly dividend of $0.78 per share.
Highlights for the six months ended June 30, 2017:

•	Achieved net income attributable to common stockholders of $1.33 per diluted share, representing a 0.8% increase compared to the same period in 2016.

•	Achieved FFO of $2.10 per diluted share. Excluding non-cash interest, FFO as adjusted was $2.12 per diluted share, representing a 18.4% increase compared to the same period in 2016.

•	Increased same-store revenue by 5.5% and same-store NOI by 8.4% compared to the same period in 2016.

•	Acquired three operating stores and one Certificate of Occupancy store for a total purchase price of approximately $43.8 million.

•	Acquired three Certificate of Occupancy stores with joint venture partners for a total purchase price of approximately $32.1 million.

Joseph D. Margolis, CEO of Extra Space Storage Inc., commented: “We had another solid quarter despite headwinds from new supply and tough year-over-year comparables. We increased rates and gained occupancy, leading to same-store revenue growth of 5.2% and NOI growth of 7.7%. Our acquisitions and third-party management platforms enhanced the growth of our FFO as adjusted, which was up 16.0% year-over-year."

FFO Per Share:
The following table outlines the Company’s FFO and FFO as adjusted for the three and six months ended June 30, 2017 and 2016. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data1 — unaudited):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2017		2016		2017		2016
		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$87,006	$0.69	$83,044	$0.66	$169,288	$1.33	$165,636	$1.32
Impact of the difference in weighted average number of shares – diluted[2]		(0.05)		(0.04)		(0.08)		(0.08)
Adjustments:
Real estate depreciation	42,513	0.32	37,388	0.28	84,426	0.63	73,824	0.56
Amortization of intangibles	2,687	0.02	4,836	0.04	8,848	0.06	9,572	0.07
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	6,019	0.05	(11,358)	(0.08)	6,019	0.04	(9,814)	(0.07)
Unconsolidated joint venture real estate depreciation and amortization	1,475	0.01	1,239	0.01	2,838	0.02	2,254	0.02
Unconsolidated joint venture gain on sale of properties and purchase of partners' interests	—	—	—	—	—	—	(26,923)	(0.20)
Distributions paid on Series A Preferred Operating Partnership units	(704)	(0.01)	(1,271)	(0.01)	(1,975)	(0.01)	(2,542)	(0.02)
Income allocated to Operating Partnership noncontrolling interests	7,112	0.05	6,996	0.05	14,565	0.11	13,812	0.10
FFO attributable to common stockholders and unit holders	$146,108	$1.08	$120,874	$0.91	$284,009	$2.10	$225,819	$1.70

Adjustments:
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	1,290	0.01	1,240	0.01	2,559	0.02	2,473	0.02
Non-cash interest benefit related to out of market debt	—	—	(342)	—	—	—	(696)	(0.01)
Loss related to settlement of legal action	—	—	—	—	—	—	4,000	0.03
Acquisition related costs and other[3]	—	—	3,138	0.02	—	—	7,191	0.05
FFO as adjusted attributable to common stockholders and unit holders	$147,398	$1.09	$124,910	$0.94	$286,568	$2.12	$238,787	$1.79

Weighted average number of shares – diluted[4]	135,084,645		133,418,353		135,065,554		133,185,812

(1)	Per share amounts may not recalculate due to rounding.

(2)
Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and FFO as adjusted per share, which are calculated assuming full redemption of all OP units as described in note (4).

(3)
Beginning January 1, 2017, acquisition related costs have been capitalized due to a change in accounting literature, thus eliminating the need for an adjustment to FFO as adjusted attributable to common stockholders and unit holders.

(4)
Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common operating partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted as presented above. The computation of weighted average number of shares — diluted for FFO per share and FFO as adjusted per share also includes the effect of share-based compensation plans and shares related to the exchangeable senior notes using the treasury stock method.

Operating Results and Same-Store Performance:
The following table outlines the Company’s same-store performance for the three and six months ended June 30, 2017 and 2016 (amounts shown in thousands, except store count data—unaudited)1:

	For the Three Months Ended June 30,		Percent	For the Six Months Ended June 30,		Percent
	2017	2016	Change	2017	2016	Change
Same-store rental revenues[2]	$213,631	$203,167	5.2%	$420,199	$398,387	5.5%
Same-store operating expenses[2]	57,852	58,525	(1.1)%	115,478	117,312	(1.6)%
Same-store net operating income[2]	$155,779	$144,642	7.7%	$304,721	$281,075	8.4%

Same-store square foot occupancy as of quarter end	94.4%	93.7%		94.4%	93.7%

Properties included in same-store	732	732		732	732

(1)	A reconciliation of net income to same-store net operating income is provided later in this release, entitled "Reconciliation of GAAP Net Income to Same-Store Net Operating Income."

(2)	Same-store revenues, same-store operating expenses and same-store net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three and six months ended June 30, 2017 increased due to gains in occupancy and higher rental rates for both new and existing customers. Expenses were lower for the three and six months ended June 30, 2017 primarily due to decreases in repairs and maintenance, payroll and insurance. Decreases in expenses were partially offset by increases in property taxes.
Major markets with revenue growth above the Company’s portfolio average for the three and six months ended June 30, 2017 included Las Vegas, Los Angeles, Orlando, Phoenix and Sacramento. Major markets performing below the Company’s portfolio average included Boston, Dallas, Denver and Houston.
Acquisition, Development, Disposition, Joint Venture and Third-Party Management Activity:
The following table outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands – unaudited):

	Closed through June 30, 2017		Closed Subsequent to June 30, 2017		To Close/Complete in 2017		Total to Close/Complete in 2017		To Close/Complete in 2018-2019
	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	3	$36,500	2	$18,600	3	$36,300	8	$91,400	—	$—
Certificate of Occupancy and Development Stores[1]	1	7,343	—	—	2	16,470	3	23,813	11	125,661
Wholly Owned Total	4	43,843	2	18,600	5	52,770	11	115,213	11	125,661

JV Certificate of Occupancy and Development Stores[1]	3	32,055	1	8,800	11	161,295	15	202,150	14	349,561
Total	7	$75,898	3	$27,400	16	$214,065	26	$317,363	25	$475,222

(1)
The locations of development and Certificate of Occupancy stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s website at www.extraspace.com.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Property Management:
As of June 30, 2017, the Company managed 447 stores for third-party owners. With an additional 183 stores owned and operated in joint ventures, the Company had a total of 630 stores under management. The Company continues to be the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended June 30, 2017, the Company did not sell any shares of common stock using its "at the market" ("ATM") equity program. At June 30, 2017, the Company had $349.4 million available for issuance under the ATM program.
On June 29, 2017 the Company's Operating Partnership entered an agreement for the private placement of $300.0 million of 10-year 3.95% senior notes. The notes are expected to be issued on August 24, 2017, subject to customary closing conditions. The net proceeds will be used to refinance existing indebtedness and for general corporate purposes.
As of June 30, 2017, the Company’s percentage of fixed-rate debt to total debt was 76.1%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.3% and 2.9%, respectively. The combined weighted average interest rate was 3.2% with a weighted average maturity of approximately 4.4 years.
Dividends:
On June 30, 2017, the Company paid a second quarter common stock dividend of $0.78 per share to stockholders of record at the close of business on June 15, 2017.

Outlook:
The following table outlines the Company’s FFO estimates and annual assumptions for the year ending December 31, 20171:

	Ranges for 2017 Annual Assumptions		Notes
	Low	High
Funds from operations attributable to common stockholders and unit holders	$4.21	$4.28
Funds from operations as adjusted attributable to common stockholders	$4.25	$4.32

Same-store property revenue growth	4.25%	5.00%	Assumes a same-store pool of 732 stores and excludes tenant reinsurance
Same-store property expense growth	1.75%	2.50%	Assumes a same-store pool of 732 stores and excludes tenant reinsurance
Same-store property NOI growth	4.75%	6.00%	Assumes a same-store pool of 732 stores and excludes tenant reinsurance
Weighted average one-month LIBOR	1.12%	1.12%

Net tenant reinsurance income	$78,500,000	$79,500,000
General and administrative expenses	$78,500,000	$79,500,000	Includes non-cash compensation expense
Average monthly cash balance	$80,000,000	$80,000,000
Equity in earnings of real estate ventures	$14,000,000	$15,000,000
Acquisition of operating stores (wholly-owned)	$300,000,000	$300,000,000
Development and Certificate of Occupancy stores (wholly-owned)	$25,000,000	$25,000,000
Development and Certificate of Occupancy stores (joint ventures)	$200,000,000	$200,000,000	Company investment totals approximately $75.0 million
Interest expense	$151,500,000	$152,500,000
Non-cash interest expense related to exchangeable senior notes	$5,000,000	$5,000,000	Excluded from FFO as adjusted
Taxes associated with the Company's taxable REIT subsidiary	$13,500,000	$14,500,000
Weighted average share count	135,200,000	135,200,000	Assumes redemption of all OP units for common stock

(1)
A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provide later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link on the home page, then on “Financials & Stock Info,” then on “Quarterly Earnings” in the navigation menu. This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 11:00 a.m. Eastern Time on Wednesday, August 2, 2017, to discuss its financial results. To participate in the conference call, please dial 855-791-2026 or 631-485-4899 for international participants; conference ID: 53182182. The conference call will also be available on the Company’s website at www.extraspace.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.
A replay of the call will also be available by telephone, from 2:00 p.m. Eastern Time on August 2, 2017, until 2:00 p.m. Eastern Time on August 7, 2017. The replay dial-in numbers are 855-859-2056 or 404-537-3406 for international callers; conference ID: 53182182.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•	adverse changes in general economic conditions, the real estate industry and the markets in which we operate;

•	failure to close pending acquisitions on expected terms, or at all;

•	the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those stores, which could adversely affect our profitability;

•	potential liability for uninsured losses and environmental contamination;

•
the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;

•	disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•	the failure to effectively manage our growth and expansion into new markets or to successfully operate acquired stores and operations;

•	increased interest rates and operating costs;

•	reductions in asset valuations and related impairment charges;

•	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•	the failure to maintain our REIT status for U.S. federal income tax purposes;

•	economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•	difficulties in our ability to attract and retain qualified personnel and management members.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents FFO as adjusted which excludes revenues and expenses not core to our operations, acquisition related costs (prior to 2017) and non-cash interest. Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations, the costs related to acquiring stores and non-cash interest charges, stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.
Definition of Same-Store:

The Company’s same-store pool for the periods presented consists of 732 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT. As of June 30, 2017, the Company owned and/or operated 1,470 self-storage stores in 38 states, Washington, D.C. and Puerto Rico. The Company’s stores comprise approximately one million units and approximately 111 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets:
Real estate assets, net	$6,782,788	$6,770,447
Investments in unconsolidated real estate ventures	79,294	79,570
Cash and cash equivalents	31,648	43,858
Restricted cash	16,764	13,884
Receivables from related parties and affiliated real estate joint ventures	4,676	16,611
Other assets, net	122,293	167,076
Total assets	$7,037,463	$7,091,446
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$3,429,153	$3,213,588
Exchangeable senior notes, net	614,173	610,314
Notes payable to trusts, net	117,383	117,321
Revolving lines of credit	128,000	365,000
Accounts payable and accrued expenses	92,678	101,388
Other liabilities	77,393	87,669
Total liabilities	4,458,780	4,495,280

Commitments and contingencies

Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 125,977,670 and 125,881,460 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,260	1,259
Additional paid-in capital	2,569,965	2,566,120
Accumulated other comprehensive income	17,003	16,770
Accumulated deficit	(366,437)	(339,257)
Total Extra Space Storage Inc. stockholders' equity	2,221,791	2,244,892
Noncontrolling interest represented by Preferred Operating Partnership units, net of $120,230 notes receivable	154,490	147,920
Noncontrolling interests in Operating Partnership	200,596	203,354
Other noncontrolling interests	1,806	—
Total noncontrolling interests and equity	2,578,683	2,596,166
Total liabilities, noncontrolling interests and equity	$7,037,463	$7,091,446

Consolidated Statement of Operations for the three and six months ended June 30, 2017 and 2016
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Property rental	$240,796	$211,791	$472,289	$411,279
Tenant reinsurance	24,313	21,654	47,168	42,209
Management fees and other income	10,894	10,828	19,554	20,188
Total revenues	276,003	244,273	539,011	473,676
Expenses:
Property operations	67,295	62,430	133,940	123,542
Tenant reinsurance	3,804	3,941	7,724	8,252
Acquisition related costs and other[1]	—	3,138	—	7,191
General and administrative	21,865	20,512	40,673	43,914
Depreciation and amortization	46,632	43,950	96,064	86,847
Total expenses	139,596	133,971	278,401	269,746
Income from operations	136,407	110,302	260,610	203,930
Gain (loss) on real estate transactions, earnout from prior acquisition and impairment of real estate	(6,019)	11,358	(6,019)	9,814
Interest expense	(37,456)	(32,802)	(73,426)	(64,161)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(1,290)	(1,240)	(2,559)	(2,473)
Interest income	826	1,625	1,928	3,339
Interest income on note receivable from Preferred Operating Partnership unit holder	659	1,212	1,872	2,425
Income before equity in earnings of unconsolidated real estate ventures and income tax expense	93,127	90,455	182,406	152,874
Equity in earnings of unconsolidated real estate ventures	3,838	3,358	7,417	6,188
Equity in earnings of unconsolidated real estate ventures - gain on purchase of a joint venture partner's interest	—	—	—	26,923
Income tax expense	(2,867)	(3,773)	(5,991)	(6,538)
Net income	94,098	90,040	183,832	179,447
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,430)	(3,434)	(7,381)	(6,614)
Net income allocated to Operating Partnership and other noncontrolling interests	(3,662)	(3,562)	(7,163)	(7,197)
Net income attributable to common stockholders	$87,006	$83,044	$169,288	$165,636
Earnings per common share
Basic	$0.69	$0.66	$1.34	$1.33
Diluted	$0.69	$0.66	$1.33	$1.32
Weighted average number of shares
Basic	125,673,156	124,914,467	125,639,480	124,678,293
Diluted	132,783,402	132,025,915	132,759,354	132,152,519
Cash dividends paid per common share	$0.78	$0.78	$1.56	$1.37

(1)	Beginning January 1, 2017, acquisition related costs have been capitalized due to a change in accounting literature.

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the three and six months ended June 30, 2017 and 2016 (In thousands) — Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$94,098	$90,040	$183,832	$179,447
Adjusted to exclude:
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	6,019	(11,358)	6,019	(9,814)
Equity in earnings of unconsolidated real estate joint ventures	(3,838)	(3,358)	(7,417)	(6,188)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partner's interest	—	—	—	(26,923)
Acquisition related costs and other[1]	—	3,138	—	7,191
Interest expense	38,746	34,042	75,985	66,634
Depreciation and amortization	46,632	43,950	96,064	86,847
Income tax expense	2,867	3,773	5,991	6,538
General and administrative (includes stock compensation)	21,865	20,512	40,673	43,914
Management fees, other income and interest income	(12,379)	(13,665)	(23,354)	(25,952)
Net tenant reinsurance	(20,509)	(17,713)	(39,444)	(33,957)
Non same-store revenue	(27,165)	(8,624)	(52,090)	(12,892)
Non same-store expenses	9,443	3,905	18,462	6,230
Total same-store NOI	$155,779	$144,642	$304,721	$281,075

Same-store rental revenues	213,631	203,167	420,199	398,387
Same-store operating expenses	57,852	58,525	115,478	117,312
Total same-store NOI	$155,779	$144,642	$304,721	$281,075

(1)	Beginning January 1, 2017, acquisition related costs have been capitalized due to a change in accounting literature.

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the three months ending September 30, 2017 and year ending December 31, 2017 — Unaudited

	For the Three Months Ending September 30, 2017		For the Year Ending December 31, 2017
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.67	$0.70	$2.54	$2.61
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.06	0.06	0.22	0.22
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.01)	(0.01)	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	0.72	0.75	2.74	2.81

Adjustments:
Real estate depreciation	0.32	0.32	1.27	1.27
Amortization of intangibles	0.02	0.02	0.11	0.11
Unconsolidated joint venture real estate depreciation and amortization	0.01	0.01	0.05	0.05
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	—	—	0.04	0.04
Funds from operations attributable to common stockholders	$1.07	$1.10	$4.21	$4.28

Adjustments:
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	0.01	$0.01	0.04	0.04
Funds from operations as adjusted attributable to common stockholders	$1.08	$1.11	$4.25	$4.32

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the year ending December 31, 2017 (In thousands) — Unaudited

	For the Year Ending December 31, 2017
	Low	High
Net Income	$381,700	$394,500
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(14,000)	(15,000)
Interest expense (includes non-cash)	157,500	156,500
Depreciation and amortization	192,000	192,000
Income tax expense	14,500	13,500
General and administrative (includes stock compensation)	79,500	78,500
Management fees, other income and interest income	(45,000)	(45,000)
Net tenant insurance	(78,500)	(79,500)
Non Same Store Revenue	(111,000)	(111,000)
Non Same Store Expense	37,000	37,000
Total Same Store NOI	$613,700	$621,500

Same Store Revenue	$850,500	$856,500
Same Store Expense	(236,800)	(235,000)
Total Same Store NOI	$613,700	$621,500